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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  May 25, 2006

                        CONSUMER PORTFOLIO SERVICES, INC.
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               (Exact Name of Registrant as Specified in Charter)

         CALIFORNIA                  001-14116                  33-0459135
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(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)

                   16355 Laguna Canyon Road, Irvine, CA 92618
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (949) 753-6800

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 26, 2006, the registrant, Consumer Portfolio Services, Inc. ("CPS") and Levine Leichtman Capital Partners, L.P. ("Lender") amended certain agreements governing outstanding debt issued by CPS and held by Lender. The material terms of the amendment are (i) to extend the maturity date of $25 million of the total of $40 million outstanding, and (ii) to require payment of extension fees in the amount of $500,000. The following table sets forth the principal amount of each piece of such debt as of May 26, 2006, and the maturity date before and after the May 26 amendment:

      Term Note    Principal amount     Date due prior to        Date due after
                                                amendment             amendment
    Term D Note          15,000,000     December 18, 2006     December 18, 2006
    Term E Note          15,000,000          May 27, 2006          May 31, 2007
    Term F Note          10,000,000         June 24, 2006          May 31, 2007

CPS disclaims any implication that the agreements so amended are other than agreements entered into in the ordinary course of CPS's business.

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                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      CONSUMER PORTFOLIO SERVICES, INC.

Dated: June 2, 2006               By: /s/ CHARLES E. BRADLEY, JR.
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                                          Charles E. Bradley, Jr.
                                          President